Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
January 29, 2015	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Fourth Quarter and Full Year 2014 Results

and Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income of $5.72 million for the quarter and $25.49 million for the year ended December 31, 2014. Net income available to common shareholders totaled $5.49 million, or $0.29 per diluted common share, for the quarter and $24.58 million, or $1.31 per diluted common share, for the year ended December 31, 2014. Core earnings totaled $8.79 million for the quarter and $30.58 million for the year ended December 31, 2014.

On January 27, 2015, the Company announced that the board of directors declared a quarterly cash dividend to common shareholders of thirteen cents ($0.13) per common share. The quarterly dividend is payable on or about February 20, 2015, to common shareholders of record on February 6, 2015. The current year marks the 30th consecutive year of cash dividends paid to stockholders.

Fourth Quarter 2014 Highlights –

•	Diluted earnings per common share of $0.29 represents an increase of 11.54% over $0.26 reported for the fourth quarter of 2013.
•	Asset quality metrics continue to improve as non-covered nonaccrual loans decreased $8.61 million, or 44.91%, to $10.56 million in the fourth quarter of 2014 compared to the same quarter of the prior year. Non-covered nonaccrual loans are at their lowest level in over six years.
•	The Company prepaid an additional $25 million in Federal Home Loan Bank convertible advances during the fourth quarter bringing total prepayments to $60 million for the year ended December 31, 2014. The prepayment was in keeping with the Company’s strategic goal of reducing high cost wholesale debt.
•	The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2014, with a total risk-based capital ratio of 17.9%, a Tier 1 risk-based capital ratio of 16.6%, and a Tier 1 leverage ratio of 10.1%.
•	On October 24, 2014, the Company completed the purchase of seven branches in Southwestern Virginia and Central North Carolina from Bank of America, with deposits of approximately $318 million.
•	On December 12, 2014, the Company completed the sale of thirteen branches, ten in the Southeastern, coastal region of North Carolina and three in South Carolina, with deposits of approximately $215 million and loans of approximately $71 million. The sale resulted in a net gain of $755 thousand.
•	As a result of branch acquisition and divestiture activity, the Company’s loan to deposit ratio declined to 84.5%, which is down significantly from recent periods.

Net Interest Income

The tax equivalent net interest margin increased to 4.19% for the fourth quarter of 2014 compared with 4.15% for the same quarter of 2013. Net interest income increased $1.62 million, or 7.01%, to $24.71 million for the fourth quarter of 2014 compared with the same quarter of 2013. Total interest income increased $817 thousand, or 2.99%, to $28.18 million for the fourth quarter of 2014 compared with the same quarter of 2013. The tax equivalent yield on loans increased 29 basis points to 5.89% and the average loan balance increased $39.02 million, or 2.29%, to $1.74 billion for the fourth quarter of 2014 compared with the same quarter of 2013.

Accretion income was enhanced in the fourth quarter of 2014 by discount accretion of $2.59 million related to the positive resolution of a sizable credit. Purchased credit impaired (“PCI”) loan interest accretion totaled $2.75 million for the fourth quarter of 2014, of which $1.20 million was received in cash, compared to accretion income of $3.65 million for the same quarter of 2013, of which $1.80 million was received in cash. The normalized net interest margin, which excludes non-cash loan interest accretion and non-recurring discount accretion related to the positive resolution of a sizable credit, was 3.51% for the fourth quarter of 2014 and 3.83% for same quarter of 2013. Normalized net interest margin for the fourth quarter of 2014 was negatively impacted by excess liquidity, which will dissipate as liquidity is converted to loans and investments, from recent branch acquisition and divestiture activity. The normalized yield on loans was 4.95% for the fourth quarter of 2014 and 5.17% for the same quarter of 2013.

1

Total interest expense decreased $801 thousand, or 18.75%, to $3.47 million for the fourth quarter of 2014 compared with the same quarter of 2013. Deposit costs decreased $228 thousand, or 11.23%, to $1.80 million for the fourth quarter of 2014 compared with the same quarter of 2013, reflecting a 7 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $573 thousand, or 25.57%, to $1.67 million for the fourth quarter of 2014 compared with the same quarter of 2013 due to debt prepayments. The average rate paid on interest-bearing liabilities decreased 17 basis points to 0.72% for the fourth quarter of 2014 compared with the same quarter of 2013. The average balance of interest-bearing liabilities decreased $1.86 million, or 0.10%, to $1.91 billion for the fourth quarter of 2014 compared with the same quarter of 2013, which included a $46.78 million increase in average interest-bearing deposits and a $48.64 million decrease in average total borrowings.

Noninterest Income

Noninterest income increased $547 thousand, or 7.87%, to $7.50 million for the fourth quarter of 2014 compared with the same quarter of 2013, which was largely due to the net gain on branch divestitures. The Company realized a net gain of $755 thousand on the sale of thirteen branches to CresCom Bank during the fourth quarter of 2014. Wealth management revenues decreased $98 thousand, or 13.39%, for the fourth quarter of 2014 compared with the same quarter of 2013. The Trust and Wealth Management Divisions reported $712 million in combined assets under management as of December 31, 2014. Service charges on deposits and other service charges and fees increased $549 thousand, or 10.38%, to $5.84 million for the fourth quarter of 2014 compared with the same quarter of 2013. Insurance commissions increased $42 thousand, or 3.00%, for the fourth quarter of 2014 compared with the same quarter of 2013. The Company realized a $1.69 million net loss on the sale of securities in the fourth quarter of 2014, which included the sale of the only remaining non-Agency mortgage-backed security at a loss of $1.62 million. The Company incurred no other-than-temporary impairment charges during the fourth quarter of 2014 compared to $320 thousand during the same quarter of 2013 related to the sold non-Agency mortgage-backed security. Net amortization expense relating to the FDIC indemnification asset decreased $494 thousand during the fourth quarter of 2014 compared to the same quarter of 2013. Other operating income increased $384 thousand, or 40.42%, for the fourth quarter of 2014 compared with the same quarter of 2013, primarily due to a $400 thousand legal settlement.

Noninterest Expense

Noninterest expense increased $3.30 million, or 15.88%, to $24.05 million for the fourth quarter of 2014 compared with the same quarter of 2013, which was largely due to FHLB debt prepayment fees, acquisition and divestiture expenses, and an increase in salaries and employee benefits. The Company incurred fees of $1.96 million related to the prepayment of $25 million in FHLB convertible advances. Expenses related to the branch acquisition and divestitures totaled $865 thousand in the fourth quarter of 2014. Salaries and employee benefits increased $756 thousand, or 7.50%, to $10.84 million for the fourth quarter of 2014 compared with the same quarter of 2013. Full-time equivalent employees totaled 725 as of December 31, 2014, a decrease of 4 employees compared with the same period of the prior year. The decrease was primarily due to branch consolidation and divestiture activities offset by the Bank of America branch acquisition. Occupancy, furniture, and equipment expenses increased $136 thousand, or 5.00%, to $2.85 million for the fourth quarter of 2014 compared with the same quarter of 2013. Other operating expense decreased $539 thousand, or 7.23%, to $6.91 million for the fourth quarter of 2014 compared with the same quarter of 2013. The decrease was primarily due to a $567 thousand decrease in the net loss on sales and expenses associated with other real estate owned to $403 thousand for the fourth quarter of 2014 compared to $970 thousand for the same quarter of 2013. The efficiency ratio for the fourth quarter of 2014 was 57.70% compared to 59.27% for the same quarter of 2013.

Allowance for Loan Losses and Asset Quality

The total allowance for loan losses was reduced to $20.23 million as of December 31, 2014, a decrease of $3.85 million, or 15.99%, compared to $24.08 million as of December 31, 2013. As of December 31, 2014, $20.17 million of the allowance was attributed to the legacy portfolio and $58 thousand was attributed to the PCI portfolio. Non-covered loans and other real estate owned are those assets not covered by FDIC loss share agreements. The allowance for loan losses, excluding PCI loans, as a percentage of non-covered loans was 1.29% as of December 31, 2014, compared with 1.50% as of December 31, 2013. Activity in the allowance in the fourth quarter of 2014 included the removal of $682 thousand of the allowance due to loans transferred in the branch divestiture. A recovery of loan losses previously charged to operations of $488 thousand was realized in the fourth quarter of 2014 compared to a provision of $1.53 million recorded in the same quarter of the prior year primarily due to the positive resolution of a sizable credit. Other allowance activity in the fourth quarter of 2014 included a provision for loan losses recorded through the FDIC indemnification asset of $29 thousand. The Company realized net recoveries of $209 thousand in the fourth quarter of 2014 compared to net charge-offs of $1.76 million in the same quarter of 2013, which was driven by the recovery of a sizable credit that had been written down in prior years.

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Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.40% as of December 31, 2014, compared to 1.98% for the same period of the prior year. Non-covered nonaccrual loans decreased to $10.56 million as of December 31, 2014, compared to $19.16 million as of December 31, 2013, which is the lowest level of nonaccrual loans in over six years. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 0.66%, compared to 1.23% for the same period of the prior year. The Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 0.90% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.83% as of December 31, 2014.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $12.99 million in nonaccrual loans, $3.48 million in unseasoned, accruing troubled debt restructurings, and $12.96 million in other real estate owned as of December 31, 2014. In comparison, total nonperforming assets consisted of $22.51 million in nonaccrual loans, $86 thousand in accruing loans past due 90 days or more, $1.31 million in unseasoned, accruing troubled debt restructurings, and $14.86 million in other real estate owned as of December 31, 2013. In addition, total non-covered nonperforming assets decreased $7.12 million, or 25.61%, and total covered nonperforming assets decreased $9.33 million, or 24.08%, as of December 31, 2014, compared to December 31, 2013.

Balance Sheet and Capital

Consolidated assets totaled $2.61 billion as of December 31, 2014, an increase of $5.42 million, or 0.21%, compared with $2.60 billion as of December 31, 2013. The change in consolidated assets was driven by a $195.06 million increase in federal funds sold and a $57.38 million increase in held-to-maturity securities offset by a $193.70 million decrease in available-for-sale securities and a $29.44 million decrease in the covered loan portfolio. Federal funds sold increased as a result of branch acquisition and divestiture activities in the fourth quarter. The decrease in securities available for sale is consistent with the Company’s strategic objective of shifting earning asset mix towards loan assets. During 2014, the Company purchased short-term bonds in the held-to-maturity portfolio to provide the funding necessary to extinguish certain wholesale borrowings as they come due.

Consolidated liabilities totaled $2.26 billion as of December 31, 2014, a decrease of $17.35 million, or 0.76%, compared with $2.27 billion as of December 31, 2013. The change in consolidated liabilities was driven by a $60.00 million decrease in FHLB borrowings and a $16.00 million decrease in federal funds purchased offset by a $50.02 million increase in deposits. The Company prepaid the remaining $15 million of a $50 million FHLB convertible advance with a May 2017 maturity and 4.21% interest rate and $10 million of a $50 million FHLB convertible advance with a May 2017 maturity and 4.15% interest rate during the fourth quarter of 2014. The prepayments resulted in a pre-tax penalty of $1.96 million.

Total stockholders’ equity increased to $351.37 million as of December 31, 2014, compared with $328.61 million as of December 31, 2013. Book value per as-converted common share increased 7.56% to $18.06 as of December 31, 2014, compared with $16.79 as of December 31, 2013. Tangible book value per common share increased 11.53% to $12.56 as of December 31, 2014, compared with $11.26 as of December 31, 2013. Additionally, the Company repurchased 132,773 common shares at a weighted average cost of $16.29 per share and paid a cash dividend of $0.50 per common share during 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2014, with a total risk-based capital ratio of 17.85%, a Tier 1 risk-based capital ratio of 16.6%, and a Tier 1 leverage ratio of 10.1%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

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Tangible book value per common share is a non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 53 banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of December 31, 2014. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $712 million in combined assets as of December 31, 2014. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 11 insurance locations throughout Virginia, West Virginia, and North Carolina as of December 31, 2014. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.61 billion as of December 31, 2014. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands, except share and per share data)	2014	2013	2014	2013
Interest income
Interest and fees on loans held for investment	$25,841	$24,053	$95,492	$96,600
Interest on securities -- taxable	1,145	2,121	5,975	7,875
Interest on securities -- nontaxable	1,021	1,159	4,350	4,790
Interest on deposits in banks	174	31	291	211
Total interest income	28,181	27,364	106,108	109,476
Interest expense
Interest on deposits	1,803	2,031	7,308	8,823
Interest on short-term borrowings	513	536	2,024	2,222
Interest on long-term borrowings	1,155	1,705	5,958	6,789
Total interest expense	3,471	4,272	15,290	17,834
Net interest income	24,710	23,092	90,818	91,642
(Recovery of) provision for loan losses	(488)	1,528	145	8,208
Net interest income after provision for loan losses	25,198	21,564	90,673	83,434
Noninterest income
Wealth management income	634	732	3,030	3,412
Service charges on deposit accounts	3,729	3,493	13,828	13,558
Other service charges and fees	2,108	1,795	7,581	7,151
Insurance commissions	1,442	1,400	6,555	5,933
Net impairment losses recognized in earnings	-	(320)	(737)	(320)
Net (loss) gain on sale of securities	(1,691)	208	(1,385)	399
Net FDIC indemnification asset amortization	(813)	(1,307)	(3,979)	(5,597)
Net gain on branch divestiture	755	-	755	-
Other operating income	1,334	950	4,355	5,235
Total noninterest income	7,498	6,951	30,003	29,771
Noninterest expense
Salaries and employee benefits	10,841	10,085	40,713	41,235
Occupancy expense of bank premises	1,513	1,683	6,338	7,033
Furniture and equipment	1,341	1,035	4,952	4,966
Amortization of intangible assets	255	184	787	729
FDIC premiums and assessments	361	316	1,672	1,717
FHLB debt prepayment fees	1,961	-	5,008	-
Merger, acquisition, and divestiture expense	865	-	1,150	57
Other operating expense	6,913	7,452	22,242	23,248
Total noninterest expense	24,050	20,755	82,862	78,985
Income before income taxes	8,646	7,760	37,814	34,220
Income tax expense	2,931	2,436	12,324	10,908
Net income	5,715	5,324	25,490	23,312
Dividends on preferred stock	227	252	910	1,024
Net income available to common shareholders	$5,488	$5,072	$24,580	$22,288

Basic earnings per common share	$0.30	$0.27	$1.34	$1.13
Diluted earnings per common share	0.29	0.26	1.31	1.11
Cash dividends per common share	0.13	0.12	0.50	0.48

Weighted average basic shares outstanding	18,403,959	19,136,317	18,406,363	19,792,099
Weighted average diluted shares outstanding	19,482,000	20,233,737	19,483,054	20,961,800

Return on average assets	0.80%	0.77%	0.94%	0.84%
Return on average common equity	6.48%	6.14%	7.51%	6.57%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except share and per share data)	2014	2014	2014	2014	2013
Interest Income
Interest and fees on loans held for investment	$25,841	$23,407	$23,410	$22,834	$24,053
Interest on securities -- taxable	1,145	1,196	1,537	2,097	2,121
Interest on securities -- nontaxable	1,021	1,108	1,099	1,122	1,159
Interest on deposits in banks	174	40	47	30	31
Total interest income	28,181	25,751	26,093	26,083	27,364
Interest Expense
Interest on deposits	1,803	1,782	1,835	1,888	2,031
Interest on short-term borrowings	513	526	483	502	536
Interest on long-term borrowings	1,155	1,428	1,707	1,668	1,705
Total interest expense	3,471	3,736	4,025	4,058	4,272
Net interest income	24,710	22,015	22,068	22,025	23,092
(Recovery of) provision for loan losses	(488)	(2,439)	1,279	1,793	1,528
Net interest income after provision for loan losses	25,198	24,454	20,789	20,232	21,564
Noninterest Income
Wealth management income	634	670	718	1,008	732
Service charges on deposit accounts	3,729	3,606	3,423	3,070	3,493
Other service charges and fees	2,108	1,852	1,850	1,771	1,795
Insurance commissions	1,442	1,695	1,454	1,964	1,400
Net impairment losses recognized in earnings	-	(219)	(254)	(264)	(320)
Net (loss) gain on sale of securities	(1,691)	320	(59)	45	208
Net FDIC indemnification asset amortization	(813)	(1,096)	(936)	(1,134)	(1,307)
Net gain on branch divestiture	755	-	-	-	-
Other operating income	1,334	839	1,408	774	950
Total noninterest income	7,498	7,667	7,604	7,234	6,951
Noninterest Expense
Salaries and employee benefits	10,841	9,924	10,043	9,905	10,085
Occupancy expense of bank premises	1,513	1,469	1,578	1,778	1,683
Furniture and equipment	1,341	1,212	1,205	1,194	1,035
Amortization of intangible assets	255	179	178	175	184
FDIC premiums and assessments	361	419	458	434	316
FHLB debt prepayment fees	1,961	3,047	-	-	-
Merger, acquisition, and divestiture expense	865	285	-	-	-
Other operating expense	6,913	4,934	4,701	5,694	7,452
Total noninterest expense	24,050	21,469	18,163	19,180	20,755
Income before income taxes	8,646	10,652	10,230	8,286	7,760
Income tax expense	2,931	3,609	3,223	2,561	2,436
Net income	5,715	7,043	7,007	5,725	5,324
Dividends on preferred stock	227	228	227	228	252
Net income available to common shareholders	$5,488	$6,815	$6,780	$5,497	$5,072

Basic earnings per common share	$0.30	$0.37	$0.37	$0.30	$0.27
Diluted earnings per common share	0.29	0.36	0.36	0.29	0.26
Cash dividends per common share	0.13	0.13	0.12	0.12	0.12

Weighted average basic shares outstanding	18,403,959	18,402,764	18,395,996	18,423,123	19,136,317
Weighted average diluted shares outstanding	19,482,000	19,466,126	19,457,237	19,506,647	20,233,737

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013
(Amounts in thousands, except per share data)
Net income, GAAP	$5,715	$7,043	$7,007	$5,725	$5,324	$25,490	$23,312
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	219	254	264	320	737	320
Net loss (gain) on sale of securities	1,691	(320)	59	(45)	(208)	1,385	(399)
Net gain on debt prepayment	-	-	-	-	-	-	(296)
Net gain on branch divestiture	(755)	-	-	-	-	(755)	-
FHLB debt prepayment fees	1,961	3,047	-	-	-	5,008	-
Merger, acquisition, and divestiture expense	865	285	-	-	-	1,150	57
Other noncore, nonrecurring items	1,173	-	(536)	-	-	637	2,700
Total adjustments to core earnings	4,935	3,231	(223)	219	112	8,162	2,382
Tax effect	1,859	1,217	(84)	82	42	3,074	890
Core earnings, non-GAAP	$8,791	$9,057	$6,868	$5,862	$5,394	$30,578	$24,804

Core return on average assets	1.28%	1.41%	1.07%	0.92%	0.96%	1.17%	0.93%
Core return on average common equity	10.39%	10.83%	8.49%	7.49%	7.69%	9.34%	7.31%
Core return on average tangible common equity	15.50%	16.06%	12.73%	11.36%	11.47%	13.99%	10.74%
Core diluted earnings per common share	$0.45	$0.47	$0.35	$0.30	$0.31	$1.57	$1.18

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013
(Amounts in thousands)
Noninterest expense, GAAP	$24,050	$21,469	$18,163	$19,180	$20,755	$82,862	$78,985
Non-GAAP adjustments:
FHLB debt prepayment fees	(1,961)	(3,047)	-	-	-	(5,008)	-
Merger, acquisition, and divestiture expense	(865)	(285)	-	-	-	(1,150)	(57)
OREO expense and net loss	(403)	(580)	(254)	(857)	(970)	(2,094)	(2,037)
Other noncore, nonrecurring items	(1,573)	-	-	-	-	(1,573)	(2,700)
Adjusted noninterest expense	19,248	17,557	17,909	18,323	18,265	73,037	74,191

Net interest income, GAAP	24,710	22,015	22,068	22,025	23,092	90,818	91,642
Noninterest income, GAAP	7,498	7,667	7,604	7,234	6,951	30,003	29,771
Non-GAAP adjustments:	-
Tax equivalency adjustment	613	582	699	663	662	2,557	2,741
Net impairment losses recognized in earnings	-	219	254	264	320	737	320
Net loss (gain) on sale of securities	1,691	(320)	59	(45)	(208)	1,385	(399)
Net gain on branch divestiture	(755)	-	-	-	-	(755)	-
Net gain on debt prepayment	-	-	-	-	-	-	(296)
Other noncore, nonrecurring items	(400)	-	(536)	-	-	(936)	-
Adjusted net interest and noninterest income	33,357	30,163	30,148	30,141	30,817	123,809	123,779

Non-GAAP efficiency ratio	57.70%	58.21%	59.40%	60.79%	59.27%	58.99%	59.94%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
(Amounts in thousands)
Cash and due from banks	$39,450	$44,703	$47,869	$45,879	$43,598
Federal funds sold	196,873	55,503	38,142	22,352	1,817
Interest-bearing deposits in banks	1,337	5,716	10,770	10,771	11,152
Total cash and cash equivalents	237,660	105,922	96,781	79,002	56,567
Securities available for sale	326,117	351,693	398,425	483,864	519,820
Securities held to maturity	57,948	31,029	19,398	8,161	568
Loans held for sale	1,792	1,150	459	1,743	883
Loans held for investment, net of unearned income:
Covered under loss share agreements	122,240	126,611	132,717	143,170	151,682
Not covered under loss share agreements	1,567,176	1,636,181	1,626,707	1,588,694	1,559,039
Less allowance for loan losses	(20,227)	(21,159)	(23,911)	(23,798)	(24,077)
Loans, net	1,670,981	1,742,783	1,735,972	1,709,809	1,687,527
FDIC indemnification asset	27,900	29,745	30,908	32,510	34,691
Property, plant, and equipment, net	55,844	59,283	59,145	60,043	61,116
Other real estate owned:
Covered under loss share agreements	6,324	7,620	8,814	8,705	7,541
Not covered under loss share agreements	6,638	5,612	5,693	5,923	7,318
Interest receivable	6,315	6,346	6,206	6,259	7,521
Goodwill	100,722	105,657	105,657	105,455	105,455
Intangible assets	6,422	2,334	2,512	2,691	2,866
Other assets	105,065	102,103	105,890	107,924	111,524
Total assets	$2,607,936	$2,550,127	$2,575,401	$2,610,346	$2,602,514

Deposits:
Noninterest-bearing	$417,729	$397,523	$357,871	$353,137	$339,680
Interest-bearing	353,874	347,589	362,318	382,752	361,821
Savings	525,478	519,902	517,766	531,096	524,010
Time	703,678	667,261	685,149	707,704	725,231
Total deposits	2,000,759	1,932,275	1,923,104	1,974,689	1,950,742
Interest, taxes, and other liabilities	26,062	25,131	23,576	23,323	22,770
Federal funds purchased	-	-	-	-	16,000
Securities sold under agreements to repurchase	121,742	114,439	120,159	112,337	118,308
FHLB borrowings	90,000	115,000	150,000	150,000	150,000
Other borrowings	17,999	16,047	16,087	16,087	16,088
Total liabilities	2,256,562	2,202,892	2,232,926	2,276,436	2,273,908

Preferred stock	15,151	15,151	15,151	15,151	15,251
Common stock	20,500	20,500	20,500	20,500	20,493
Additional paid-in capital	215,873	215,729	215,670	215,827	215,663
Retained earnings	141,206	138,111	133,688	129,115	125,826
Treasury stock, at cost	(35,751)	(35,808)	(35,797)	(35,996)	(33,887)
Accumulated other comprehensive loss	(5,605)	(6,448)	(6,737)	(10,687)	(14,740)
Total stockholders' equity	351,374	347,235	342,475	333,910	328,606
Total liabilities and stockholders' equity	$2,607,936	$2,550,127	$2,575,401	$2,610,346	$2,602,514

Shares outstanding at period-end	18,406,219	18,402,919	18,403,692	18,392,020	18,514,579
Book value per common share at period-end(1)	$18.06	$17.85	$17.61	$17.18	$16.79
Tangible book value per common share
at period-end(2)	$12.56	$12.30	$12.05	$11.61	$11.26

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2014	2014	2014	2014	2013
Allowance for Loan Losses
Beginning balance	$21,159	$23,911	$23,798	$24,077	$24,665
Removal of loans transferred	(682)	-	-	-	-
(Recovery of) provision for loan losses charged to operations	(488)	(2,439)	1,279	1,793	1,528
Provision for (recovery of) loan losses recorded through the FDIC indemnification asset	29	(110)	(138)	(203)	(361)
Charge-offs	(1,362)	(1,118)	(1,785)	(2,216)	(2,807)
Recoveries	1,571	915	757	347	1,052
Net recoveries (charge-offs)	209	(203)	(1,028)	(1,869)	(1,755)
Ending balance	$20,227	$21,159	$23,911	$23,798	$24,077

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$10,556	$11,480	$17,464	$20,909	$19,161
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	3,480	3,450	1,877	1,775	1,311
Total non-covered nonperforming loans	14,036	14,930	19,341	22,684	20,472
Other real estate owned ("OREO") not covered under FDIC loss share agreements	6,638	5,612	5,693	5,923	7,318
Total non-covered nonperforming assets	$20,674	$20,542	$25,034	$28,607	$27,790
Covered nonperforming
Nonaccrual loans	$2,438	$1,131	$955	$1,261	$3,353
Accruing loans past due 90 days or more	-	-	109	109	86
Total covered nonperforming loans	2,438	1,131	1,064	1,370	3,439
OREO covered under FDIC loss share agreements	6,324	7,620	8,814	8,705	7,541
Total covered nonperforming assets	8,762	8,751	9,878	10,075	10,980
Total nonperforming assets	$29,436	$29,293	$34,912	$38,682	$38,770

Performing TDRs(2)	$11,054	$11,701	$11,029	$11,193	$10,900
Total TDRs(3)	14,534	15,151	12,906	12,968	12,211

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	0.90%	0.91%	1.19%	1.43%	1.31%
Nonperforming assets to total assets	0.83%	0.85%	1.03%	1.16%	1.14%
Non-PCI allowance for loan losses to nonperforming loans	143.69%	140.35%	121.47%	102.74%	113.92%
Non-PCI allowance to non-covered total loans	1.29%	1.28%	1.44%	1.47%	1.50%
Annualized net charge-offs to average loans	NM	0.05%	0.26%	0.48%	0.45%
Including covered assets
Nonperforming loans to total loans	0.98%	0.91%	1.16%	1.39%	1.40%
Nonperforming assets to total assets	1.13%	1.15%	1.36%	1.48%	1.49%
Nonperforming assets to total loans and other real estate owned	138.55%	114.84%	112.07%	115.74%	145.60%
Allowance for loan losses to nonperforming loans	122.78%	131.74%	117.18%	98.94%	100.69%
Allowance for loan losses to total loans	1.20%	1.20%	1.36%	1.37%	1.41%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,744,810	$25,889	5.89%	$1,705,790	$24,097	5.60%
Securities available-for-sale	337,952	2,592	3.04%	535,074	3,887	2.88%
Securities held-to-maturity	44,538	140	1.25%	567	11	7.70%
Interest-bearing deposits	268,724	174	0.26%	27,923	31	0.44%
Total earning assets	2,396,024	28,795	4.77%	2,269,354	28,026	4.90%
Other assets	328,105			351,189
Total assets	$2,724,129			$2,620,543

Liabilities
Interest-bearing deposits
Demand deposits	$376,285	$52	0.05%	$369,516	$66	0.07%
Savings deposits	564,892	127	0.09%	521,589	140	0.11%
Time deposits	731,026	1,624	0.88%	734,316	1,825	0.99%
Total interest-bearing deposits	1,672,203	1,803	0.43%	1,625,421	2,031	0.50%
Borrowings
Federal funds purchased	-	-	0.00%	2,505	2	0.32%
Retail repurchase agreements	70,686	23	0.13%	62,212	25	0.16%
Wholesale repurchase agreements	50,000	473	3.75%	50,000	473	3.76%
FHLB advances and other borrowings	116,333	1,172	4.00%	170,941	1,741	4.04%
Total borrowings	237,019	1,668	2.79%	285,658	2,241	3.11%
Total interest-bearing liabilities	1,909,222	3,471	0.72%	1,911,079	4,272	0.89%
Noninterest-bearing demand deposits	437,781			345,937
Other liabilities	26,133			20,615
Total liabilities	2,373,136			2,277,631
Stockholders' equity	350,993			342,912
Total liabilities and stockholders' equity	$2,724,129			$2,620,543
Net interest income, tax equivalent		$25,324			$23,754
Net interest rate spread(3)			4.05%			4.01%
Net interest margin(4)			4.19%			4.15%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,744,520	$95,707	5.49%	$1,699,614	$96,768	5.69%
Securities available-for-sale	410,136	12,400	3.02%	543,697	15,184	2.79%
Securities held-to-maturity	20,843	267	1.28%	667	54	8.10%
Interest-bearing deposits	98,090	291	0.30%	63,566	211	0.33%
Total earning assets	2,273,589	108,665	4.78%	2,307,544	112,217	4.86%
Other assets	334,981			354,058
Total assets	$2,608,570			$2,661,602

Liabilities
Interest-bearing deposits
Demand deposits	$366,932	$206	0.06%	$361,979	$240	0.07%
Savings deposits	535,256	514	0.10%	516,247	584	0.11%
Time deposits	704,518	6,588	0.94%	772,741	7,999	1.04%
Total interest-bearing deposits	1,606,706	7,308	0.45%	1,650,967	8,823	0.53%
Borrowings
Federal funds purchased	892	3	0.34%	632	2	0.32%
Retail repurchase agreements	72,917	97	0.13%	69,141	265	0.38%
Wholesale repurchase agreements	50,000	1,878	3.76%	53,118	1,890	3.56%
FHLB advances and other borrowings	147,504	6,004	4.07%	168,399	6,854	4.07%
Total borrowings	271,313	7,982	2.94%	291,290	9,011	3.09%
Total interest-bearing liabilities	1,878,019	15,290	0.81%	1,942,257	17,834	0.92%
Noninterest-bearing demand deposits	367,315			342,919
Other liabilities	20,617			20,815
Total liabilities	2,265,951			2,305,991
Stockholders' equity	342,619			355,611
Total liabilities and stockholders' equity	$2,608,570			$2,661,602
Net interest income, tax equivalent		$93,375			$94,383
Net interest rate spread(3)			3.97%			3.94%
Net interest margin(4)			4.11%			4.09%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended December 31,
	2014		2013
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$25,889	5.89%	$24,097	5.60%
PCI accretion income	2,745		3,649
Less: cash PCI accretion income	1,198		1,796
Non-cash PCI accretion income	1,547		1,853
Non-recurring discount accretion	2,588		-
Loans, excluding non-cash PCI accretion income	21,754	4.95%	22,244	5.17%
Other earning assets	2,906	1.77%	3,929	2.77%
Total earning assets	24,660	4.08%	26,173	4.58%
Total interest-bearing liabilities	3,471	0.72%	4,272	0.89%
Net interest income, tax equivalent	$21,189		$21,901
Net interest rate spread(3)		3.36%		3.69%
Net interest margin(4)		3.51%		3.83%

	Year Ended December 31,
	2014		2013
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$95,707	5.49%	$96,768	5.69%
PCI accretion income	11,469		14,726
Less: cash PCI accretion income	4,412		7,023
Non-cash PCI accretion income	7,057		7,703
Non-recurring discount accretion	2,588		-
Loans, excluding non-cash PCI accretion income	86,062	4.93%	89,065	5.24%
Other earning assets	12,958	2.45%	15,449	2.54%
Total earning assets	99,020	4.36%	104,514	4.53%
Total interest-bearing liabilities	15,290	0.81%	17,834	0.92%
Net interest income, tax equivalent	$83,730		$86,680
Net interest rate spread(3)		3.55%		3.61%
Net interest margin(4)		3.68%		3.76%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

13